Exhibit 5.1

24 November 2014

Matter No.:820158

Doc Ref: 101519284

852 2842 9550

Charissa.Ball@conyersdill.com

Arabella Exploration, Inc.

500 W. Texas Avenue, Suite 1450

Midland, Texas 79701

Dear Sirs,

Re: Arabella Exploration, Inc. (the "Company")

We have acted as special Cayman legal counsel to the Company in connection with an offering (the “Offering”) (a) by the Company of (i) 4,106,500 ordinary shares, par value US$0.001 each of the Company (the “Shares”), issuable on the exercise of redeemable warrants to purchase one Share (the “Warrants”) offered to the underwriters in its initial public offering (the “Underwriters”) pursuant to a prospectus dated March 16, 2011, (ii) 400,000 units (the “Units”) underlying a unit purchase option offered to the Underwriters, with each Unit consisting of one Share and one Warrant, (iii) 400,000 Shares and 400,000 Warrants issued as part of the Units, (iv) 400,000 Shares issuable on the exercise of the Warrants included in the Units and (b) by certain selling shareholders of the Company (the “Selling Shareholders”) of up to 4,342,102 ordinary shares par value US$0.001 each of the Company (the “Issued Shares”) and up to 9,855,002 ordinary shares par value US$0.001 each of the Company, as described in the Company’s registration statement on Form F-1 (File No. 333-198942) (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed by the Company on 25 September, 2014 under the United States Securities Act 1933, as amended, with the U.S. Securities and Exchange Commission (the “Commission”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also examined the Memorandum and Articles of Association of the Company, a copy of written resolutions of the board of directors of the Company dated 4 March 2011 and a copy of written resolutions of the shareholders of the Company dated 4 March 2011 (the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 22 October 2014 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. Based on the Certificate of Good Standing, the Company is duly incorporated and existing under the laws of the Cayman Islands and in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2. When issued and paid for as contemplated by the Registration Statement, the Shares to be issued on the exercise of the Warrants and under the Units as described in the Registration Statement, will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3. Based solely upon a review of the register of members of the Company dated 10 October 2014, prepared by Continental Stock Transfer & Trust Company, the branch registrar of the Company, the Issued Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Risk Factors” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman (Cayman) Limited

Conyers Dill & Pearman (Cayman) Limited